                                                                    Exhibit 11.1


                          Cross/Z International, Inc.
              Computation of pro forma net loss per common share






                                                                  Number of
                                                                 Common and                            Weighted
                                                              Common Equivalent        Days            Average
Year ended December 31, 1996                                       Shares           Outstanding         Shares
-----------------------------                                -------------------   -------------   ----------------
Common stock outstanding at January 1, 1996   ............          791,640             365              791,640
   Stock options exercised: ..............................           11,113             358               10,900
                                                                     42,212             309               35,736
                                                                 ----------
                                                                    844,965
Issuance and assumed conversion of series A preferred
 stock, net of conversions to series C and as adjusted for
 anti-dilution  ..........................................           49,206              53                7,145
                                                                     40,923             312               34,981
                                                                                       ----         ------------
                                                                                        365               42,126
Issuance and assumed conversion of series B preferred
 stock, net of conversions to series C and as adjusted for
 anti-dilution  ..........................................           46,679              53                6,778
                                                                     28,452             312               24,321
                                                                                       ----         ------------
                                                                                        365               31,099
Issuance and assumed conversion of series C preferred
 stock including conversions from series A and series B
 and as adjusted for anti-dilution   .....................          211,665              53               30,735
                                                                    258,506             312              220,969
                                                                                       ----         ------------
                                                                                        365              251,704
Issuance and assumed conversion of series D preferred
 stock    ................................................          769,655             237              499,749
                                                                    101,929             153               42,726
                                                                    321,262             127              111,781
Accretion of series D dividends   ........................           65,752             118               21,257
                                                                  ----------            ----        ------------
                                                                  1,258,598                              675,513
Cheap stock consideration for common stock, stock options
 and warrants issued during 1996  ........................          119,139             365              119,139
                                                                                                    ------------
Pro forma weighted average shares used in per share
 computation    ..........................................                                             1,957,856
                                                                                                    ============
Net loss for the year ended December 31, 1996 ............                                          $ (4,917,935)
Pro forma net loss per common share  .....................                                          $      (2.51)
                                                                                                    ============

                          Cross/Z International, Inc.
              Computation of pro forma net loss per common share






                                                                     Number of
                                                                    Common and                            Weighted
                                                                 Common Equivalent        Days            Average
Nine months ended September 30, 1997                                  Shares           Outstanding         Shares
------------------------------------                            -------------------   -------------   ----------------
Common stock outstanding at January 1, 1997   ...............          863,589             273              863,589
Issuance and assumed conversion of series A preferred
 stock, adjusted for anti-dilution   ........................           42,359             273               42,359
Issuance and assumed conversion of series B preferred
 stock adjusted for anti-dilution ...........................           31,041             273               31,041
Issuance and assumed conversion of series C preferred
 stock adjusted for anti-dilution ...........................          258,161             273              258,161
Issuance and assumed conversion of series D preferred
 stock    ...................................................        1,258,590             273            1,258,590
Accretion of series D dividends   ...........................           88,892             137               44,446
                                                                    ----------             ---         ------------
                                                                     1,317,742                            1,303,036
Cheap stock consideration for common stock, stock options
 and warrants issued during the nine months ended
 September 30, 1997   .......................................          113,746             273              113,746
                                                                                                       ------------
Pro forma weighted average shares used in per share
 computation    .............................................                                             2,611,932
                                                                                                       ============
Net loss for the nine months ended September 30, 1997  ......                                          $ (5,980,124)
Pro forma net loss per common share  ........................                                          $      (2.29)
                                                                                                       ============